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                                                        EXHIBIT B


                    CERTIFICATE OF AMENDMENT
                             TO THE
                   ARTICLES OF INCORPORATION



The undersigned, Larry J. Bump and John N. Hove, President and Secretary, respectively, of WILLBROS GROUP, INC., a corporation duly organized and existing under and by virtue of the laws of the Republic of Panama, do hereby amend the Articles of Incorporation of WILLBROS GROUP, INC. as follows:

     1. By substituting and replacing ARTICLE FIFTH so that henceforth said ARTICLE FIFTH of said Articles shall read in its entirety as follows:

          "FIFTH:   Domicile.  The domicile of the
          Corporation is in the Republic of Panama, and the name of its Resident Agent is the law firm ARIAS, FABREGA & FABREGA, whose domicile is at Edificio Plaza Bancomer, 50th Street, Panama 5, Republic of Panama. The Corporation may, as provided for by the Board of Directors, engage in business and establish branches and keep its files and assets anywhere in the world. The Corporation may change its domicile of incorporation and continue to exist under the laws or jurisdiction of another country, if authorized by a resolution of the Board of Directors or the stockholders of the Corporation."

     2. By amending ARTICLE SEVENTH by adding subparagraph (q) so that henceforth said ARTICLE SEVENTH, subparagraph (q) of said
Articles shall read in its entirety as follows:


          "(q) The Board of Directors may, without stockholder approval, sell, lease, exchange or otherwise dispose of any part of the assets, rights, property or undertakings of the Corporation, including its goodwill and its corporate franchise, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the Corporation; provided, however, any such sale, lease, exchange or other disposal that constitutes all or substantially all of the assets, rights, property and undertakings of the Corporation, including its goodwill and its corporate franchise, shall require the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote on such matter."

Signed in Panama City, Panama, on the ------------- day of May,
1998.


                              WILLBROS GROUP, INC.


                              By:
                              -----------------------------------
                              Larry J. Bump
                              President


                              By:
                              -----------------------------------
                              John N. Hove
                              Secretary




                               B-1